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                                                                      EXHIBIT 12

                                   EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                           2005          2004         2003          2002          2001
                                                          -------      --------     --------      --------      --------
EARNINGS
Pre-tax income from continuing operations                 $44,736      $144,721     $177,722      $160,876      $175,543
Add:
Fixed charges (see below)                                   7,595         5,682        5,490         6,870        10,890
Amortization of capitalized interest                        6,036         1,142          299           105            43
Distribution income of affiliated companies                14,577         1,200        5,200            --         4,400
Less:
Interest capitalized                                         (268)          (31)      (1,000)       (1,806)       (4,016)

                                                          -------      --------     --------      --------      --------
Totals                                                    $72,676      $152,714     $187,711      $166,045      $186,860
                                                          -------      --------     --------      --------      --------

FIXED CHARGES

Interest expense (including amortization of
 Capitalized expenses related to indebtedness)            $ 6,224      $  4,935     $  3,842      $  4,126      $  5,303
Interest capitalized                                          268            31        1,000         1,806         4,016
Estimate of interest expense within rental expense          1,103           716          648           938         1,571

                                                          -------      --------     --------      --------      --------
Totals                                                     $7,595      $  5,682     $  5,490      $  6,870      $ 10,890
                                                          -------      --------     --------      --------      --------

RATIO OF EARNINGS TO FIXED CHARGES                           10:1          27:1         34:1          24:1          17:1
                                                          =======      ========     ========      ========      ========
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